                                                                     EXHIBIT 1.1

                                  $200,000,000

                                 URS CORPORATION

                          11 1/2% SENIOR NOTES DUE 2009


                               PURCHASE AGREEMENT

                                                                 August 14, 2002



CREDIT SUISSE FIRST BOSTON CORPORATION,
  As Representative of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
              Eleven Madison Avenue,
                 New York, N.Y. 10010-3629


Ladies and Gentlemen:

               1. Introductory. URS Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$200,000,000 principal amount of its 11 1/2% Senior Notes due 2009 (the "OFFERED SECURITIES"). The Securities (as defined below) will be unconditionally guaranteed (each, a "GUARANTY") on a senior unsecured basis by each subsidiary of the Company listed on Schedule B hereto (the "GUARANTORS"). The Offered Securities and the Guaranties will be issued under an indenture, dated as of August 22, 2002 (the "INDENTURE"), between the Company, the Guarantors and U.S. Bank National Association, as Trustee. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT".

               Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 11 1/2% Senior Notes due 2009, and guaranties thereof, in a like aggregate principal amount as, and identical in all material respects to, the Offered Securities and the Guaranties and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guaranties thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES".

               Concurrently with the consummation of the issue and sale of the Offered Securities as set forth herein, the Company will acquire all of the capital stock of Carlyle-EG&G Holdings Corp. and Lear


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                                                                               2


Siegler Services, Inc. (collectively, the "ACQUIRED COMPANIES") (such transaction being referred to as the "ACQUISITION").

               The Company and the Guarantors hereby agree with the several Purchasers as follows:

               2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

                (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular dated August 1, 2002 (the "PRELIMINARY OFFERING CIRCULAR") and offering circular dated August 14, 2002 (the "OFFERING CIRCULAR"), as amended or supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING DOCUMENT". The Preliminary Offering Circular as of its date did not and the Offering Circular as of the date hereof does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, the Acquired Companies and their subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                (c) Each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document, except that Walk Haydel & Associates, Inc. is not in good standing as of the date hereof as result of a dispute regarding approximately $5,000 in taxes payable to the State of Louisiana; and each subsidiary of the Company, each of the Acquired Companies and each of their subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company, each of the Acquired Companies and each of their subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (except in each case as disclosed in the Offering Document); and the capital stock of each of the Acquired Companies and each of their subsidiaries to be owned by the Company, directly or through subsidiaries, upon consummation of the Acquisition, will be owned free from liens, encumbrances and defects upon consummation of the Acquisition (except in each case as disclosed in the Offering Document).

                (d) The entities listed on Schedule C hereto will be the only subsidiaries, direct or indirect, of the Company after giving effect to the Acquisition.


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                (e) The Indenture has been duly authorized by the Company and will have been authorized and ratified on or before the Closing Date by each Guarantor; the Offered Securities have been duly authorized by the Company; the Guaranties will have been duly authorized and ratified by each Guarantor on or before the Closing Date; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and the Guarantors, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform as to legal matters in all material respects to the description thereof contained in the Offering Document and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture and such Offered Securities and Guaranties will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (f) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                (g) On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and assuming no change in law occurs after the date hereof that would impact the enforceability of the Exchange Securities.

                (h) The Guaranty of the Exchange Securities by each Guarantor will have been duly authorized by such Guarantor on or before the Closing Date and will conform as to legal matters in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture, the Guaranty of each Guarantor thereof will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and assuming no change in law occurs after the date hereof that would impact the enforceability of the Guaranties.

                (i) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, and assuming due authorization, execution and delivery thereof by the Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable laws and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Registration Rights Agreement


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        will conform as to legal matters in all material respects to the description thereof in the Offering Circular.

                (j) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company, such Guarantor or any Purchaser for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

                (k) Neither the Company, the Acquired Companies nor any of their subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, the Acquired Companies and their subsidiaries, taken as a whole, to which the Company, the Acquired Companies or any of their subsidiaries is a party or by which the Company, the Acquired Companies or any of their subsidiaries or their respective property is bound, except for such violations that would not reasonably be expected to have a Material Adverse Effect.

                (l) Except for the Registration Rights Agreement and the Registration Rights Agreement dated as of August 22, 2002 by and among the Company, Blum Strategic Partners, L.P., Blum Capital Partners, L.P., Carlyle-EG&G, L.L.C. and EG&G Technical Services Holdings, L.L.C., there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guaranties registered pursuant to any Registration Statement.

                (m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the issuance or sale of the Offered Securities and the Guaranties or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement and the Registration Rights Agreement except such as are required in connection with the filing and effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as contemplated by the Registration Rights Agreement and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers, and such as have been obtained under the Hart-Scott-Rodino Act in connection with the Acquisition.

                (n) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement by the Company and each Guarantor, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, either Acquired Company or any subsidiary of theirs or any of their properties, or any agreement or instrument to which the Company, either Acquired Company or any such subsidiary is a party or by which the Company, either Acquired Company or any such subsidiary is bound or to which any of the properties of the Company, either Acquired Company or any such subsidiary is subject, or the charter or by-laws of the Company, either Acquired Company or any such subsidiary, except for breaches or violations which would not materially impair the Company's or any Guarantor's ability to meet its obligations under the Indenture, this Agreement, the Registration Rights Agreement and the Offered Securities, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.


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                (o) This Agreement has been duly authorized, executed and
        delivered by the Company and the Guarantors.

                (p) Except as disclosed in the Offering Document, each of the Company and the Guarantors have good and marketable title to all real properties and all other properties and assets owned by them that are material to their business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, each of the Company and the Guarantors hold any leased real or personal property that is material to their business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                (q) Each of the Company and the Guarantors possess all licenses, permits, authorizations, certificates or authorities issued by appropriate governmental agencies or bodies (collectively, "PERMITS") necessary to conduct the business now operated by them except where the failure to possess such Permit would not reasonably be expected to have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company and the Guarantors, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                (r) No labor dispute with the employees of the Company, either Acquired Company or any subsidiary of theirs exists or, to the knowledge of the Company or any Guarantor, is imminent that would reasonably be expected to have a Material Adverse Effect.

                (s) Each of the Company, the Acquired Companies and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, either Acquired Company or any of their subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                (t) Except as disclosed in the Offering Document, neither the Company, the Acquired Companies nor any of their subsidiaries is in violation of any statute, rule, regulation, Permit, decision or order of any governmental agency, body or court, domestic or foreign, relating to the generation, use, management, disposal or release of hazardous or toxic substances, the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is regulated by any environmental laws, is liable for any on-site or off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim arising under or relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any pending or threatened investigation which might lead to such a claim.

                (u) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, either Acquired Company, any of their subsidiaries or any of their respective properties that, if determined adversely to the Company, either Acquired Company or any of their subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Guarantors to perform their obligations under the Indenture, this Agreement


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        or the Registration Rights Agreement; and to the knowledge of the
        Company or any Guarantor, no such actions, suits or proceedings are threatened or contemplated.

                (v) The financial statements and related notes included in the Offering Document present fairly the financial position of the Company, the Acquired Companies and their consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and the notes thereto have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed therein; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                (w) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Acquired Companies and their subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (x) Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT") ; and each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be required to register as an "investment company" as defined in the Investment Company Act.

                (y) Neither the Company, the Acquired Companies nor any of their subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                (aa) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities or the Guaranties are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

                (bb) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of



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        Section 4(2) thereof and Regulation S thereunder; no registration under the Securities Act of the Offered Securities or the Guaranties is required for the sale of the Offered Securities and the Guaranties to the Purchasers as contemplated hereby or for the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement; and, except in connection with the transactions contemplated by the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act, in each case assuming the accuracy of the Purchasers' representations set forth in Section 4 hereof.

                (cc) None of the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                (dd) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                (ee) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Offered Securities or the Guaranties.

                (ff) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                (gg) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

               3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 94.7108% of the principal amount thereof, the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

               The Company will deliver against payment of the purchase price the Offered Securities to be purchased hereunder and offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global Securities in registered form


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                                                                               8


without interest coupons (the "REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

               Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company at the office of Cooley Godward LLP at 10:00 A.M., (New York time), on August 22, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cooley Godward LLP at least 24 hours prior to the Closing Date.

               4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only (i) in offshore transactions in accordance with Rule 903 or (ii) to persons who it reasonably believes are "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or

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                                                                               9

                sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

        Terms used in this subsection (b) have the meanings given to them by Regulation S.

                (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                (e) Each of the Purchasers severally represents and agrees that
        (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
        (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or any Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

        5. Certain Agreements of the Company and the Guarantors. The Company and the Guarantors agree with the several Purchasers that:

                (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers but in no event later than six months after the date of the Offering Circular, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (b) The Company will furnish to CSFBC copies of each of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers and any such holders and prospective purchasers all such documents.

                (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates in consultation with the Company and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

                (d) Upon request, during the period of two years hereafter, the Company will furnish to CSFBC and to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, if any such report is prepared and circulated; and upon request, the Company will furnish to CSFBC and to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                (g) During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                (h) The Company and the Guarantors will pay all expenses incidental to the performance of the obligations of the Company and the Guarantors under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of the Offering Document and any amendments and supplements thereto, and, as applicable, any other document relating to the issuance, offer, sale and delivery of the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) any expenses (including disbursements of counsel not to exceed $10,000 and filing fees) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and in consultation with the Company and the preparation of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) any expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                (j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, none of the Company and its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar denominated debt securities issued or guaranteed by any of the Company or the Guarantors and having a maturity of more than one year from the date of issue, except for the Exchange Securities to be issued in connection with the Exchange Offer. None of the Company and its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

               6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and each Guarantor herein in all material respects, to the accuracy of the statements of officers of the Company and each Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions precedent:

                (a) On or before August 16, 2002, the Purchasers shall have received letters dated no later than such date, of each of PricewaterhouseCoopers LLP and Ernst & Young LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company and its subsidiaries and each of the Acquired Companies and its subsidiaries, respectively, set forth in the Offering Document and CSFBC shall be satisfied that the financial information as of the end of and for the most recently ended fiscal quarter of the Acquired Companies set forth in the Offering Circular does not show, when compared to the financial information in the Preliminary Offering Circular, a material deterioration in the financial condition or results of operations of the Company, the Acquired Companies and their subsidiaries taken as one enterprise.

                (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Acquired Companies and their subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                (c) The Purchasers shall have received (i) an opinion, dated the Closing Date, of Cooley Godward LLP, counsel for the Company, substantially in the form attached hereto as Exhibit II, and (ii) opinions, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP (New York), Marshall, Hill, Cassas & de Lipkau (Nevada), Thompson Hine LLP (Ohio) and Ray Quinney & Nebeker (Utah), substantially in the forms attached hereto as Exhibits III, IV, V and VI, respectively.

                (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular.

                (e) The Company and the Guarantors shall have duly executed the Registration Rights Agreement and the Purchasers shall have received an original executed copy thereof.

                (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and the President, any Vice President or a principal financial or accounting officer of each Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Guarantors, as appropriate, in this Agreement are true and correct in all material respects, that the Company and the Guarantors, as appropriate, have in all material respects complied with all agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                (g) The Purchasers shall have received a letter, dated the Closing Date, of each of Ernst & Young LLP and PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

               (h) All conditions to closing of the Acquisition shall have been satisfied or waived and the Acquisition shall have been consummated or shall be consummated concurrently with the purchase and payment for the Offered Securities.

               The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

               7. Indemnification and Contribution. (a) Each of the Company and the Guarantors will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company or the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below, and with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Circular, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Purchaser (or any partner, director or officer of such Purchaser or any person who controls such Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by such Purchaser, to the extent that any such loss, claim, damage or liability occurs under the circumstance where it shall have been determined by a court of competent jurisdiction that (A) the untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary

Offering Circular was corrected in the Offering Circular, (B) the Company had previously furnished copies of the Offering Circular to the Purchasers and (C) the person asserting such loss, claim, damage or liability was not sent or given a copy of the Offering Circular at or prior to the written confirmation of the sale of such Securities.

                (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each Guarantor, their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document: each of the Purchaser's names and the third, sixth, ninth, eleventh and twelfth paragraphs, and the table in the first paragraph under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under
        Section 5(a) of this Agreement.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such claim and such omission results in the forfeiture by the indemnifying party of substantial rights or defenses or the indemnifying party is otherwise materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, that if any such indemnified party reasonably determines that representation of such indemnifying party and the indemnified party by the same counsel would present a conflict of interest, then such counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of , or compromise, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party and the indemnifying party shall have no liability hereunder therefor, without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In no event will any indemnifying party be liable for fees and disbursements of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances.

                (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                (e) The obligations of the Company and each Guarantor under this Section shall be in addition to any liability which the Company and each Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

               8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

               9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and each Guarantor or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, each of the Company and each Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
(vii) of Section 6(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

               10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at URS Corporation, 100 California Street, Suite 500, San Francisco, California 94111-4529, Attention: David Nelson; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

               11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

               12. Representation of Purchasers. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

               13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

               14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

               If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

                                         Very truly yours,


                                         URS CORPORATION, a Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         AMAN ENVIRONMENTAL CONSTRUCTION,
                                         INC., a California corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         BANSHEEE CONSTRUCTION COMPANY, INC.,
                                         a California corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         BRW, INC., a Wyoming corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         CLEVELAND WRECKING COMPANY, a
                                         California corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         CONTRACTING RESOURCES INTERNATIONAL,
                                         INC., a Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         O'BRIEN-KREITZBERG INC., a California
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:

                                         RADIAN INTERNATIONAL LLC, a Delaware
                                         limited liability company

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         SIGNET TESTING LABORATORIES, INC., a
                                         Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:


                                         URS CONSTRUCTION SERVICES, INC., a
                                         Florida corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS CORPORATION, a Nevada corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS CORPORATION GREAT LAKES, a
                                         Michigan corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS CORPORATION GROUP CONSULTANTS,
                                         a New York corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS CORPORATION--MARYLAND, a
                                         Maryland corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:

                                         URS CORPORATION -- OHIO, a
                                         Ohio corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS CORPORATION SOUTHERN, a California
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS GROUP, INC., a Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS HOLDINGS, INC., a Delaware
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         URS-LSS HOLDINGS, INC., a Delaware
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:

                                         URS OPERATING SERVICES, INC., a
                                         Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         WALK HAYDEL & ASSOCIATES, INC., a
                                         Louisiana corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:

                                         EG&G TECHNICAL SERVICES, INC., a
                                         Delaware corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:



                                         EG&G DEFENSE MATERIALS, INC., a Utah
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:


                                         URS INTERNATIONAL, INC., a Delaware
                                         corporation

                                             by
                                               ---------------------------------
                                                Name:
                                                Title:

The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION

      by
           -----------------------------
           Name:
           Title:

           Acting on behalf of itself
           and as the Representative
           of the several Purchasers

                                   SCHEDULE A


                                                PRINCIPAL AMOUNT OF
MANAGER                                         OFFERED SECURITIES
-------                                         -------------------
Credit Suisse First Boston Corporation .....        $ 81,650,000
Wells Fargo Securities, LLC ................        $ 81,650,000
BNP Paribas Securities Corp. ...............        $ 12,802,000
The Royal Bank of Scotland plc .............        $ 12,802,000
BMO Nesbitt Burns Corp. ....................        $  7,682,000
ING Financial Markets LLC ..................        $  3,414,000
                                                -------------------
                      Total ................        $200,000,000
                                                ===================

                                   SCHEDULE B

Aman Environmental Construction, Inc.
Banshee Construction Company, Inc.
BRW, Inc.
Cleveland Wrecking Company
Contracting Resources International, Inc.
EG&G Defense Materials, Inc.
EG&G Technical Services, Inc.
O'Brien-Kreitzberg Inc.
Radian International LLC
Signet Testing Laboratories, Inc.
URS Construction Services, Inc.
URS Corporation
URS Corporation Great Lakes
URS Corporation Group Consultants
URS Corporation-Maryland
URS Corporation - Ohio
URS Corporation Southern
URS Group, Inc.
URS Holdings, Inc.
URS International, Inc.
URS-LSS Holdings, Inc.
URS Operating Services, Inc.
Walk, Haydel & Associates, Inc.

                                   SCHEDULE C

Subsidiary                                                   Place of Formation
----------                                                   -------------------
Aman Environmental Construction, Inc.                                CA
Banshee Construction Company, Inc.                                   CA
BRW, Inc.                                                            DE
BRW/Hazelet & Erdal of Ohio                                          OH
Clay Street Properties                                               CA
Cleveland Wrecking Company                                           CA
Cole Sherman, Inc.                                                   DE
Contracting Resources International, Inc.                            DE
Coverdale & Colpitts                                                 NY
D & M Consulting Engineers                                           DE
Dames & Moore Group (NY), Inc.                                       NY
E.C. Driver & Associates, Inc.                                       FL
Geotesting Services, Inc.                                            CA
O'Brien-Kreitzberg Inc.                                              CA
Professional Insurance Limited                                       Bermuda
Radian Engineering Inc.                                              NY
Radian International LLC                                             DE
Signet Testing Laboratories, Inc.                                    DE
URS Architects/Engineers, Inc.                                       NJ
URS Construction Services, Inc.                                      FL
URS Corporation                                                      NV
URS Corporation - New York                                           NY
URS Corporation - North Carolina                                     NC
URS Corporation AES.                                                 CT
URS Corporation Architecture NC PC                                   NC
URS Corporation Corporation Design, Inc.                             OH
URS Corporation Great Lakes                                          MI
URS Corporation Group Consultants                                    NY
URS Corporation Services                                             PA
URS Corporation Southern                                             CA
URS Corporation - Maryland                                           MD
URS Corporation - Ohio                                               OH
URS Greiner Woodward-Clyde Consultants, Inc.                         NY
URS Group, Inc.                                                      DE
URS Holdings, Inc.                                                   DE
URS International, Inc.                                              DE
URS-LSS Holdings, Inc.                                               DE
URS Operating Services, Inc.                                         DE
URS P.C.                                                             DC
Walk Haydel & Associates, Inc.                                       LA

Subsidiary                                                   Place of Formation
----------                                                   -------------------

ADB Thorburn                                                     Cyprus
BCP (1994) Ltd.                                                  Scotland
Brian Colquhoun & Ptrs Ltd.                                      Scotland
Bricolpar                                                        UK
Building Health Consultants                                      UK
Business Risk Strategies                                         Australia
Cole & Sherman & Associates (Ontario)                            Canada
Cole & Sherman & Engineers & Architects, Inc.                    Canada
Colquhoun Building Services                                      UK
Colquhoun Transportation Planning                                UK
Conquhoun Computing                                              UK
D & M Argentina S.A.                                             Argentina
D & M BVI Ltd.                                                   Taiwan
D & M De Mexico                                                  Mexico
D & M Ltda.                                                      Chile
D & M Malaysia Sdn Bhd                                           Malaysia
D & M Pty Ltd. Co. Managing Trustee                              Australia
D & M Servicios De Mexico                                        Mexico
D & M Singapore                                                  Singapore
D & M Zuid B.V.                                                  Netherlands
Dames & Moore (PNG) Ltd.
Dames & Moore Bolivia SA                                         Bolivia
Dames & Moore Canada, Inc.                                       Canada
Dames & Moore FSC, Inc.                                          Bermuda
Dames & Moore Trust                                              Australia
DMG Consulting Ltd.                                              UK
Ensphere (UK)                                                    Scotland
Food & Agriculture International Ltd.                            UK
URS Forestry Pty Ltd.                                            Australia
Fortech Finance                                                  Australia
Greiner Engineering Ltd.                                         Hong Kong
Greiner FSC, Inc.                                                Barbados
Greiner International Ltd.                                       Hong Kong
Greiner International Ltd.                                       Thailand
Greiner Limited                                                  Hong Kong
Grove & Wright                                                   UK
Grove & Wright West                                              UK
Hoisting Systems Pty Ltd.                                        Australia
Hollingsworth D & M Pty Ltd.                                     Australia
International Ag Trustee                                         Australia
International Agriculture Trust                                  Australia
Murray-North Solomon Islands Ltd.                                Solomon Islands
Norecol Dames & Moore, Inc. (Ontario)                            Canada
OBK Asia Pacific Ltd.                                            Hong Kong
O'Brien Kreitzberg Ltd.                                          UK
Professional Insurance Ltd.                                      Bermuda
PT Dames & Moore                                                 Indonesia
PT URS                                                           Indonesia
Radian Environmental GmbH                                        Germany
Radian International N.V.                                        Netherlands
Radian International Pty Ltd.                                    Australia

Subsidiary                                                   Place of Formation
----------                                                   -------------------
Radian International S.A.                                        Argentina
Radian S.E.A. Ltd.                                               Thailand
Saudi Arabian Dames & Moore                                      Saudi Arabia
Services Document Reproduction                                   UK
TC Consultoras                                                   Portugal
TCC Sp.zoo                                                       Poland
Technologias Y Serv. Ambient. Tesam SA                           Chile
Thorburn Colquhoun                                               Ireland
Thorburn Colquhoun Environmental                                 Scotland
Thorburn Colquhoun International                                 Scotland
Thorburn Colquhoun Overseas                                      Cyprus
Thorburn Colquhoun Services                                      Cyprus
Thorburn Colquhoun Transportation                                Scotland
Thorburn Colquhoun Trustees                                      Scotland
Thorburn Holdings Ltd.                                           Ireland
Thorburn Investments                                             Scotland
Thorburn Middle East Ltd.                                        Cyprus
Thornburn Fyffe                                                  Scotland
Total Data Management                                            Scotland
URS Australia Pty Ltd.                                           Australia
URS Caribe LLP                                                   Puerto Rico
URS Consulting                                                   Singapore
URS Consulting Pty Ltd.                                          Australia
URS Corporation Ltd.                                             Scotland
URS Dames & Moore SRL                                            Italy
URS Espana S.L.                                                  Spain
URS Europe Ltd.                                                  UK
URS France                                                       France
URS Greiner Sdn Bhd                                              Malaysia
URS Hong Kong Limited                                            Hong Kong
URS Limited                                                      Thailand
URS Netherlands B.V.                                             Netherlands
URS New Zealand Ltd.                                             New Zealand
URS Philippines, Inc.                                            Philippines
URS Stategic Issues Management Pty. Ltd.                         Australia
URS Thorburn Colquhoun Holdings Ltd.                             Scotland
URS Verfication Ltd.                                             UK
URSG Puerto Rico                                                 Puerto Rico
Walk Haydel Arabia, Ltd.                                         Saudi Arabia
WC Geo-Services                                                  Malaysia
WCI Umwelttechnik                                                Germany
Woodward Clyde Limited                                           UK
Woodward Clyde Sdn Bhd                                           Malaysia
EG&G Technical Services, Inc.                                    DE
EG&G Defense Materials, Inc.                                     UT
Lear Siegler Services, Inc.                                      DE
Lear Siegler Logistics International                             DE
Lear Siegler International                                       Cayman
Antarctic Support Associates
Lear Siegler Management Services
Carlyle EG&G Holdings Corp.                                      DE

                                    EXHIBIT I

                     [Form of Registration Rights Agreement]

                                   EXHIBIT II

                      [Form of Cooley Godward LLP Opinion]

                                   EXHIBIT III

           [Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion]

                                   EXHIBIT IV

              [Form of Marshall, Hill, Cassas & de Lipkau Opinion]

                                    EXHIBIT V

                       [Form of Thompson Hine LLP Opinion]

                                   EXHIBIT VI

                     [Form of Ray Quinney & Nebeker Opinion]